Exhibit 23.2

             CONSENT OF BEARD & COMPANY, INC., INDEPENDENT AUDITORS
Regarding:

      1) Registration Statement on Form S-8 relating to the 1988 Stock Incentive Plan (File #33-38427).

      2) Registration Statement on Form S-3 relating to the Dividend Reinvestment Plan (File #333-02063).

      3) Registration Statement on Form S-8 relating to the 1992 Director Fee Plan (File #33-48031).

      4) Registration Statement on Form S-3 relating to the Main Line Bancshares, Inc. Stock Option Agreements (File #33-50526).

      5) Registration Statement on Form S-8 relating to the 1990 Non-Employee Directors' Stock Option Plan (File #33-59372).

      6) Registration Statement on Form S-8 relating to the 1992 Stock Incentive Plan (File #33-68800).

      7) Registration Statement on Form S-8 relating to the Elmwood Bancorp, Inc. Key Employee Stock Compensation Program
            (File #33-77358).

      8) Registration Statement on Form S-8 relating to the Amended and Restated Nonqualified Stock Option Agreement with Donald E. Stone (File #33-77354).

      9) Registration Statement on Form S-8 relating to The Frankford Corporation 1983 Incentive Stock Option Plan (File #33-82088).

      10) Registration Statement on Form S-8 relating to the 1995 Employee Stock Purchase Plan (File #33-91572).

      11) Registration Statement on Form S-8 relating to the 1995 Management Stock Purchase Plan (File #33-91574).

      12) Registration Statement on Form S-8 relating to the 1995 Non-Employee Director's Stock Option Plan (File # 333-04281).

      13) Registration Statement on Form S-3 relating to the Senior/ Subordinated Medium-Term Notes (File #333-25393).

      14) Registration Statement on Form S-8 relating to the Financial Trust Corp Stock Option Plan of 1992 (File #333-49325).

      15) Registration Statement on Form S-8 relating to the Financial Trust Corp Non-Employee Director Stock Option Plan of 1994
            (File #333-49323).

We consent to the incorporation by reference in the above listed Registration Statements of our report dated, February 28, 1997, with respect to the consolidated financial statements of Financial Trust Corp and subsidiaries for the year ended December 31, 1996, included in this Annual Report (Form 10-K) of Keystone Financial, Inc. for the year ended December 31, 1998.

                                      /s/ BEARD & COMPANY, INC
                                     -------------------------

      Reading, Pennsylvania
      March 26, 1999


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